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                                                                       Exhibit I


Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-88613, 333-55346 and 333-36440) of
Viacom Inc. of our report dated June 27, 2001, related to the financial statements of the Westinghouse Savings Program, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

New York, New York
June 28, 2001






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Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-88613, 333-55346 and 333-36440) of Viacom Inc. of our report dated June 15, 2000, included in the Annual Report of the Westinghouse Savings Program on Form 11-K for the year ended December 31, 2000.


KPMG, LLP

Pittsburgh, Pennsylvania
June 28, 2001

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